Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Ohio Dividend Advantage Municipal Fund
333-53272
811-09463


The annual meeting of shareholders was held in the offices of Nuveen Investments on November 15, 2011;
at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to December 16, 2011.

Voting results for December 16, 2011 are as follows:

<c> Common and Preferred shares voting
together as a class
<c>  Preferred shares voting
together as a class
To approve the elimination of the
fundamental policies relating to the Funds ability to make loans.


   For
            3,150,830
            1,231,680
   Against
               320,793
               124,100
   Abstain
                 86,982
                   6,200
   Broker Non-Votes
            1,030,941
               398,682
      Total
            4,589,546
            1,760,662



To approve the new fundamental policy
relating to the Funds ability to make
loans.


   For
            3,141,646
            1,231,680
   Against
               325,817
               124,100
   Abstain
                 91,142
                   6,200
   Broker Non-Votes
            1,030,941
               398,682
      Total
            4,589,546
            1,760,662

Proxy materials are herein
incorporated by reference
to the SEC filing on October 14,
2011, under
Conformed Submission Type
DEF 14A, accession
number 0000950123-11-090065